Exhibit 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 12/22/1998
                                                             981495299 - 0917963

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TEKNOWLEDGE CORPORATION

         Teknowledge Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of Teknowledge Corporation duly held on April 21, 1998, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing the consideration thereof by the stockholders of said corporation at its 1998 Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows

                                    RESOLVED,  that the restated  Certificate of
                           Incorporation of this corporation be amended to read in its entirety as follows:

                                                   IV

                                    This  corporation is authorized to issue two
                           classes of shares designated respectively "Common Stock" and "Preferred Stock", and referred to herein either as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock is 25,000,000, par value $.01 and the number of shares of Preferred Stock is 2,500,000, par value $.01. Upon amendment of this Certificate to read as herein set forth, each five
                           (5) shares of outstanding Common Stock are converted into and reconstituted as one (1) share of Common Stock.

SECOND: That, on June 25, 1998, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and said corporation's Certificate of Incorporation and Bylaws, were voted in favor of such proposed amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Teknowledge Corporation has caused this certificate to be signed by Neil A. Jacobstein, its President and Chief Operating Officer, and Dennis A. Bugbee, its Secretary and Principal Accounting Officer on this 11th day of December 1998.

                                         TEKNOWLEDGE CORPORATION


                                         By: /s/ Neil A. Jacobstein
                                         ----------------------------------
                                         Neil A. Jacobstein, President, COO
ATTEST:


/s/ Dennis A. Bugbee
------------------------------
Dennis A. Bugbee,
Secretary, Director of Finance